Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports First Quarter 2021 Results and Record Bookings

WESTFORD, Mass., May 4, 2021 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended April 3, 2021.

First Quarter Financial Highlights
•Bookings increased 16% to a record $204 million.
•Operating cash flow increased 209% to $19 million.
•Free cash flow increased 383% to $17 million.
•Revenue increased 8% to $172 million.
•GAAP diluted EPS and adjusted diluted EPS both increased 31% to $1.43.
•Net income increased 32% to $17 million.
•Adjusted EBITDA increased 14% to $31 million and represented 18.0% of revenue.
•Backlog was a record $223 million.

Note: Percent changes above are based on comparison to the prior year period. Free cash flow, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Our global workforce continued its focus on safely meeting our customers’ needs despite challenging circumstances in many areas of the world,” said Jeffrey L. Powell, president and chief executive officer. “New order activity continued the momentum from the second half of 2020 leading to record bookings and backlog in the first quarter of 2021. Strong demand for parts and consumables as well as a high level of capital project activity in our Industrial Processing and Flow Control segments led to our record-setting performance.

"Solid execution across all our operating segments generated strong cash flows and further improved our liquidity position. As market conditions continue to show signs of improvement, we are optimistic for the remainder of the year, particularly as COVID-19 vaccines become more available.”

First Quarter 2021 compared to 2020
Revenue increased eight percent to $172.5 million compared to $159.1 million in 2020. Organic revenue increased four percent, which excludes an acquisition and a four percent increase from the favorable effect of foreign currency translation. Gross margin was 43.9 percent compared to 42.9 percent in 2020.

Both GAAP diluted earnings per share (EPS) and adjusted diluted EPS were $1.43 compared to $1.09 in 2020. Net income was $16.6 million compared to $12.5 million in 2020 and adjusted EBITDA was $31.1 million compared to $27.3 million in the prior year quarter. Cash flow from operations increased to $19.1 million compared to $6.2 million in 2020.

Bookings increased 16 percent to a record $204.5 million compared to $175.6 million in 2020. Organic bookings increased 12 percent, which excludes an acquisition and a four percent increase from the favorable effect of foreign currency translation.

Kadant Reports 2021 First Quarter Results
May 4, 2021

Summary and Outlook
“We are encouraged by the improving market conditions and demand, and our strong start to the year,” Mr. Powell continued. “However, variability around vaccine availability and infection rates create uncertainty on the global economic front, and the limited ability to engage with our customers also affects our ability to forecast the timing of orders. Despite the challenges, our record backlog at the end of the first quarter positions us well to generate strong financial results for the year. Accordingly, we are increasing our revenue expectation to $710 to $730 million for 2021.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, May 5, 2021, at 11:00 a.m. eastern time to discuss its first quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 4189188. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until June 4, 2021.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the first quarter of 2021 included a $6.0 million favorable foreign currency translation effect and $0.5 million from an acquisition. We present increases or decreases in organic revenue, which excludes the effect of acquisitions and foreign currency translation, to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude acquired backlog amortization. Free cash flow is operating cash flow less capital expenditures of $2.3 million in the first quarter of 2021 and $2.7 million in the first quarter of 2020. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which may have differing levels of incremental costs or expenditures, or none at all.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports 2021 First Quarter Results
May 4, 2021

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	April 3, 2021	March 28, 2020
Revenue	$172,463	$159,127
Costs and Operating Expenses:
Cost of revenue	96,748	90,804
Selling, general, and administrative expenses	49,431	45,592
Research and development expenses	2,857	3,076
	149,036	139,472
Operating Income	23,427	19,655
Interest Income	65	51
Interest Expense	(1,111)	(2,459)
Other Expense, Net	(24)	(32)
Income Before Provision for Income Taxes	22,357	17,215
Provision for Income Taxes	5,561	4,559
Net Income	16,796	12,656
Net Income Attributable to Noncontrolling Interest	(235)	(125)
Net Income Attributable to Kadant	$16,561	$12,531

Earnings per Share Attributable to Kadant:
Basic	$1.43	$1.10
Diluted	$1.43	$1.09

Weighted Average Shares:
Basic	11,553	11,432
Diluted	11,612	11,508

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	April 3, 2021	April 3, 2021	March 28, 2020	March 28, 2020
Net Income and Diluted EPS Attributable to Kadant, as Reported	$16,561	$1.43	$12,531	$1.09
Adjustment for the Following:
Amortization of Acquired Backlog, Net of Tax (d)	44	—	6	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$16,605	$1.43	$12,537	$1.09

	Three Months Ended			Increase Excluding Acquisition and FX (a,b)
Revenue by Segment	April 3, 2021	March 28, 2020	Increase
Flow Control	$63,754	$57,149	$6,605	$4,975
Industrial Processing	69,154	64,709	4,445	909
Material Handling	39,555	37,269	2,286	931
	$172,463	$159,127	$13,336	$6,815

Percentage of Parts and Consumables Revenue	68%	66%

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Kadant Reports 2021 First Quarter Results
May 4, 2021

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisition and FX (b)
Bookings by Segment	April 3, 2021	March 28, 2020
Flow Control	$75,999	$67,744	$8,255	$6,073
Industrial Processing	86,606	65,838	20,768	16,252
Material Handling	41,884	42,035	(151)	(1,644)
	$204,489	$175,617	$28,872	$20,681

Percentage of Parts and Consumables Bookings	65%	66%

	Three Months Ended
Business Segment Information	April 3, 2021	March 28, 2020
Gross Margin:
Flow Control	53.3%	52.9%
Industrial Processing	40.5%	38.4%
Material Handling	34.7%	35.5%
	43.9%	42.9%

Operating Income:
Flow Control	$16,443	$13,330
Industrial Processing	11,133	9,436
Material Handling	4,443	4,134
Corporate	(8,592)	(7,245)
	$23,427	$19,655

Adjusted Operating Income (a,c):
Flow Control	16,443	13,330
Industrial Processing	11,193	9,436
Material Handling	4,443	4,142
Corporate	(8,592)	(7,245)
	$23,487	$19,663

Capital Expenditures:
Flow Control	$334	$821
Industrial Processing	1,804	1,464
Material Handling	121	398
Corporate	—	3
	$2,259	$2,686

	Three Months Ended
Cash Flow and Other Data	April 3, 2021	March 28, 2020
Operating Cash Flow	$19,092	$6,169
Less: Capital Expenditures	(2,259)	(2,686)
Free Cash Flow (a)	$16,833	$3,483

Depreciation and Amortization Expense	$7,686	$7,598

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Kadant Reports 2021 First Quarter Results
May 4, 2021

Balance Sheet Data	April 3, 2021	January 2, 2021
Assets
Cash, Cash Equivalents, and Restricted Cash	$66,708	$66,640
Accounts Receivable, net	104,378	91,540
Inventories	112,590	106,814
Unbilled Revenue	6,204	7,576
Property, Plant, and Equipment, net	82,204	84,642
Intangible Assets	155,534	160,965
Goodwill	348,504	351,753
Other Assets	59,543	57,641
	$935,665	$927,571
Liabilities and Stockholders' Equity
Accounts Payable	$38,988	$32,264
Debt Obligations	217,257	227,963
Other Borrowings	5,227	5,511
Other Liabilities	169,885	164,928
Total Liabilities	431,357	430,666
Stockholders' Equity	504,308	496,905
	$935,665	$927,571

	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	April 3, 2021	March 28, 2020
Consolidated
Net Income Attributable to Kadant	$16,561	$12,531
Net Income Attributable to Noncontrolling Interest	235	125
Provision for Income Taxes	5,561	4,559
Interest Expense, Net	1,046	2,408
Other Expense, Net	24	32
Operating Income	23,427	19,655
Acquired Backlog Amortization (d)	60	8
Adjusted Operating Income (a)	23,487	19,663
Depreciation and Amortization	7,626	7,590
Adjusted EBITDA (a)	$31,113	$27,253

Adjusted EBITDA Margin (a,e)	18.0%	17.1%

Flow Control
Operating Income	$16,443	$13,330
Depreciation and Amortization	1,572	1,586
Adjusted EBITDA (a)	$18,015	$14,916

Adjusted EBITDA Margin (a,e)	28.3%	26.1%

Industrial Processing
Operating Income	$11,133	$9,436
Acquired Backlog Amortization (d)	60	—
Adjusted Operating Income (a)	11,193	9,436
Depreciation and Amortization	3,338	3,161
Adjusted EBITDA (a)	$14,531	$12,597

Adjusted EBITDA Margin (a,e)	21.0%	19.5%

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Kadant Reports 2021 First Quarter Results
May 4, 2021

		Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		April 3, 2021	March 28, 2020
Material Handling
	Operating Income	$4,443	$4,134
	Acquired Backlog Amortization (d)	—	8
	Adjusted Operating Income (a)	4,443	4,142
	Depreciation and Amortization	2,686	2,797
	Adjusted EBITDA (a)	$7,129	$6,939

	Adjusted EBITDA Margin (a,e)	18.0%	18.6%

Corporate
	Operating Loss	$(8,592)	$(7,245)
	Depreciation and Amortization	30	46
	EBITDA (a)	$(8,562)	$(7,199)

(a)	Represents a non-GAAP financial measure.

(b)	Represents the increase (decrease) resulting from the exclusion of an acquisition and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(d)	Represents intangible amortization expense associated with acquired backlog.

(e)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,600 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 2, 2021 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; price increases or shortages of raw materials; competition;
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Kadant Reports 2021 First Quarter Results
May 4, 2021

changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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